EXHIBIT 99-2

                     AGREEMENT PURSUANT TO RULE 13D-1(F)(1)

     The undersigned persons agree and consent to the joint filing on their behalf of this Schedule 13D (Amendment No. 3) in connection with their beneficial ownership of the common stock of Daniel Green Company at January 19, 2001 and agree that this filing is filed on behalf of each of them.

February 9, 2001                            RIEDMAN CORPORATION


                                            By:  /s/ James R. Riedman
                                                 -------------------------------
                                                 James R. Riedman, President


                                                 /s/ James R. Riedman
                                                 -------------------------------
                                                 James R. Riedman